Exhibit 4.1

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

本认股权证证书和根据此证书行使所发行的证券尚未根据1933年证券法及其修正案（“证券法”）或任何州证券法注册，除非：该证券在证券法和适用州证券法下注册，否则不得出售、转让或以其他方式处置；或，发行人收到了令合理令人满意的律师意见，认为根据证券法及适用州证券法的规定，无需注册该等证券。

MEGA MATRIX CORP.
WARRANT CERTIFICATE

MEGA MATRIX CORP.
认股权证证书

No./编号: ________	Number of Warrants/认股权证数: ________

Original Issue Date/首次发行日期: ________, 2024

THIS WARRANT CERTIFICATE certifies that for value received, ________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), the number of warrants specified above, each of which entitles the holder thereof to purchase during the term, one fully paid and non-assessable share of common stock, $0.001 par value per share, of Mega Matrix Corp., (the “Issuer”), at an exercise price per share equal to $1.50 (the “Warrant Price”), as may be adjusted, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant Certificate (this “Warrant” or “Warrant Certificate”) and not otherwise defined herein shall have the respective meanings specified in Section 6 hereof.

本认股权证证书证明，基于所收到的对价，________或其注册转让人（“持有人”）有权在期限内（如下文定义）认购上述数量的认股权，每个认股权可令持有人按1.50美元（或经调整）的行权价格（“认股权价格”）在期限内购买Mega Matrix Corp.（“发行人”）每股面值0.001美元的普通股（全额支付且无需追加增资），但应受限于下文所规定的条款和条件。在本认股权证证书（以下简称“认股权证”或“认股权证书”）中使用的加粗术语，除非在本文中另有定义，否则应具有第6条所指约定的相应含义。

1. Term. The term of this Warrant Certificate shall commence six calendar months after Original Issue Date (“Exercise Date”) and shall expire at 6:00 p.m., Eastern Time, on the fifth anniversary of the Exercise Date (such period being the “Term”).

期限。本认股权证书的期限自最初发行日期起第六个日历月开始（“行权日”），并于行权日后第五周年的东部时间下午6:00到期（该期间为“期限”）。

2. Method of Exercise; Payment; Issuance of New Warrant Certificate; Transfer and Exchange.

行权方法；支付；发行新认股权证；转让与交换。

(a) Time of Exercise. The purchase rights represented by this Warrant Certificate may be exercised at any time during the Term.

行权时间。本认股权证书所代表的认购权可在期限内任何时间行使。

(b) Method of Exercise. Each Warrant shall entitle the Holder to purchase one share of common stock of the Issuer at the Warrant Price. The Holder hereof may exercise the Warrants, in whole or in part, by the surrender of the Warrant Certificate (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which the Warrant Certificate is then being exercised, payable at such Holder’s election by certified or official bank check or by wire transfer to an account designated by the Issuer.

行权方法。每个认股权证可令持有人以认股权价格购买发行人的一股普通股。持有人可通过提交认股权证书（附填写妥当的行权表格）在发行人的主要办公地，并向发行人支付以下二者乘积的款项来全部或部分行使认股权：行权当日有效的认股权价格X届时认股权证书拟行使的认股权证数量。支付方式为通过保付支票或银行正式支票或通过电汇到发行人指定的账户。

(c) Issuance of Stock Certificates. In the event of any exercise of the Warrants in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time.

股票证书的发行。根据本认股权证的条款和条件，任何认股权的行使，所购买的认股权股份的证书应以该行权日期为发行日期，并在合理时间内交付给持有人。

(d) Transferability of Warrant. Subject to Section 2(d) hereof, the Warrants may be transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, the Warrants may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached here to) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant Certificate is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant Certificate except as to the number of shares of Warrant Stock issuable pursuant thereto.

认股权证的转让。根据本文第2(d)节的规定，持有人可以在未经发行人同意的情况下，全部或部分转让认股权证。若根据本节进行转让，认股权证可由持有人亲自或经过正式授权的律师在发行人的主要办公地通过提交此认股权证证书并适当背书（由持有人签署后附转让表格）以及支付任何必要的转让税或其他政府对该转让征收的费用后，在发行人的登记簿上完成转移。此认股权证证书可在发行人的主要办公室转换为购买相同总数股份的新认股权证，每个新认股权证代表购买持有人在该次转换时指定的股份数量的权利。所有通过转让或交换发出的权证均应以原发行日期为准，且除其可购买的股份数目以外，应与此权认股证证书完全一致。

(e) Compliance with Securities Laws.

证券法规合规。

(i) The Holder of this Warrant Certificate, by acceptance hereof, acknowledges that the Warrants and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and agrees that the Holder will not acquire the Warrant Stock, offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

本认股权证书的持有人，通过接受本认股权证书，在此确认所获得的权证及其行权时所发行的权证股份仅为持有人自己的账户，且为了投资目的，而非作为任何其他方的代理人而购买，并同意，除非符合证券法及任何适用州证券法规下的有效注册声明或注册豁免，持有人不会购买认股权证股份，或要约、出售或以其他方式处置本认股权证或因行使本认股权证而发行的任何认股权证股份。

(ii) This Warrant Certificate and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

本认股权证以及因行使本认股权证而发行的所有代表认股权证股票的股票的证书均应按大致以下形式添加说明：

THIS WARRANT CERTIFICATE, THE WARRANTS, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

本认股权证、认股权以及行使本认股权证时发行的证券尚未根据 1933 年证券法（经修订）（“证券法”）或任何州证券法进行登记，除非：该证券在证券法和适用州证券法下注册，否则不得出售、转让或以其他方式处置；或，发行人收到了令合理令人满意的律师意见，认为根据证券法及适用州证券法的规定，无需注册该等证券。

(f) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Warrant Stock.

认股权证丢失、被盗、毁坏。一旦发行人收到对任何认股权的所有权及其丢失、被盗、毁坏或损毁的满意证明，并且，在发生任何此类丢失、盗窃或毁坏的情况下，一旦发行人收到了令其满意的赔偿或保证，或者，在发生任何此类损毁的情况下，提交并注销了该损毁权证，发行人将制作并交付一份新权证，作为丢失、被盗、被毁或被损毁的权证的替代品，该新权证具有相同条款，并代表购买同等数量权证股份的权利

3. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 3. The Issuer shall give the Holder notice of any event described below that requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 4.

认股权证价格和行权时可发行股份数的调整。认股权证价格和权证股份数量将根据本第3节的规定不时进行调整。发行人应根据第 4 节所载的通知规定，就下文所述的需要根据本第 3 节进行调整的任何事件向持有人发出通知。

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

资本结构调整、重组、重新分类、合并、兼并或出售

(i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (A) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (B) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (C) transfer all or substantially all of its properties or assets to any other Person, or (D) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant Certificate so that, upon the basis and the terms and in the manner provided in this Warrant Certificate the Holder of this Warrant Certificate shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent the Warrants are not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Warrant Stock issuable upon such exercise of the Warrants prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant Certificate immediately prior thereto subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 3. Upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the amount of issuable Securities, cash or property issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder’s request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of Securities, cash or property and the adjusted Warrant Price pursuant to the terms and provisions of this Section 3(a)(i).

在原始发行日期之后，如果发行人发生以下任何情况（每一种情况称为“触发事件”）：(A) 与其他实体合并或被其他实体合并，且发行人不是该合并的持续或存续实体；或(B) 允许其他实体与发行人合并，且发行人是该合并的持续或存续实体，但在此类合并中，发行人的任何资本股份将被转换成其他实体的证券、现金或其他财产；或(C) 将其全部或几乎全部的财产或资产转让给其他实体；或(D) 实施资本重组或资本股份的重新分类；那么，在每种此类触发事件的情况下，应适当调整权证价格和行使本权证时可购买的股份数量。如此，在按照本权证证书所规定的基础、条款和方式行使本权证后，持有人应有权在触发事件完成后的任何时间（如果权证在触发事件之前未被行使）以调整后的权证价格，代替行使权证前可获得的权证股份，获得持有人在触发事件发生时，如果其在此之前立即行使本权证所代表的权利，将有权获得的证券、现金和财产，且在公司行动之后的调整应尽可能地与本第3节其他地方规定的调整等同。一旦发生触发事件，发行人应以书面形式通知持有人该事件，并提供确定新权证行使时可发行的证券、现金或财产数量及调整后权证价格的计算方法。应持有人要求，因此类触发事件而成为持续或存续公司的公司应向持有人发出一份新的、性质相同的权证，表明其有权按照本第3(a)(i)节的条款和规定购买调整后数量的证券、现金或财产，以及调整后的权证价格。

(b)	Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

股票股息、分割和合并。 如果发行人在任何时候：

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

为普通股持有人制定或发行或设定登记日期，以使他们有权获得普通股股份的应付股息或其他分配，

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

将其已发行普通股分为更多数量的普通股，或

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

将其已发行普通股合并为较少数量的普通股，

then (A) the number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price then in effect multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

那么，(A) 发生此类事件后，本权证证书立即可行使的权证股份数量将进行调整，以等于记录持有人在事件发生前即可行使本权证证书的相同数量权证股份在事件发生后将拥有或有权获得的股份数量；且(B) 届时有效的认股权证价格将调整为：(1) 调整前本权证即刻可行权的权证股份数量乘以当时有效的权证价格，除以(2) 调整后本权证即刻可行权的权证股份数量。

4. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number is adjusted pursuant to Section 3 hereof (for purposes of this Section 4, each an “Adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant Certificate promptly after each Adjustment.

调整通知。每当根据本权证证书第3节调整权证价格或权证股份数量时（为本第4节之目的，每次均称为“调整”），发行人应指示其首席财务官准备并签署一份证书，详细说明引发调整的事件、调整的数额、计算该调整的方法（包括对董事会根据此处所作任何决定的基础的描述），以及考虑该调整后的权证价格和权证股份数量，并应在每次调整后尽快将该证书副本交付给本权证证书的持有人。

5. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

零散股份。在行使本权证时，不会发行任何权证股份的零散股份，但作为零散股份的替代，发行人应将行使时发行的股份数量向上取整到最接近的整数股份。

6. Definitions. For the purposes of this Warrant Certificate, the following terms have the following meanings:

定义。 就本认股权证而言，下列术语具有以下含义：

“Board” shall mean the Board of Directors of the Issuer.

“董事会”指发行人的董事会。

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Trading Market on which the Common Stock is then listed or quoted.

“收盘价”指在任何日期的普通股每股收盘价（如果该日非交易日，则为最近的交易日）在普通股当时上市或报价的主要交易市场上的价格。

“Investors” means the buyers of the Units issued by the Issuer in connection with the Offering pursuant to their respective purchase agreement.

“投资人”指发行人根据各自的购买协议发行的与本次发行相关的投资单位的买方。

“Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“股本”指，且包括 (i) 公司股票的任何及所有股份、权益、参与或其他等同于或在公司股份中的利益（无论如何指定），包括但不限于优先股或优先股股份，(ii) 所有合伙权益 （无论是普通还是有限）任何合伙人的权益，(iii) 任何有限责任公司的所有会员权益或有限责任公司权益，以及 (iv) 任何其他类型的任何人的所有股权或所有权权益。

“Common Stock” means the common stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

“普通股”是指发行人的普通股，每股面值 0.001 美元，以及此类股票此后可能变更为的任何其他股本。

“Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.

“持有人”是指不时拥有任何认股权证的人。 “持有人”亦指持有人之任一。

“Issuer” means Mega Matrix Corp., a Delaware corporation, and its successors.

“发行人”是指特拉华州公司 Mega Matrix Corp. 及其承继方。

“Original Issue Date” means the date set forth on the face of this Warrant Certificate.

“原始签发日期”是指本认股权证首页所载的日期。

“Exercise Date” means the date on the sixth month after Original Issue Date.

“行权日”是指原发行日期后第六个月。

“Offering” means the Issuer’s offering to sell up to 2,500,000 Units for aggregate amount of $3,750,000 (which amount may be increased at sole discretion of Issuer), for $1.50 per Unit, with each Unit consisting of 1 shares of Common Stock and 1 Warrants.

“发行”指发行人以每投资单位 1.50 美元的价格出售最多 2,500,000 个投资单位，总金额为 3,750,000 美元（发行人可自行决定增加该金额）的要约，每个投资单位包含 1 股普通股和 1 份认股权证。

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“主体”指个人、公司、有限责任公司、合伙企业、联合股份公司、信托、非法人组织、合资企业、政府机构或其他任何性质的实体。

“Purchase Agreement” means the Unit Subscription Agreement dated as of January 12, 2024 between the Issuer and the Investor.

“认购协议”指发行人和投资人于2024年1月12日签订的投资单位认购协议。

“Securities” means any debt or equity securities of any Person, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“证券”指无论现在或将来授权的任何实体的任何债务或股权证券，任何可转换为或可兑换为证券或一种证券的工具，以及任何购买或获取任何证券的期权、权证或其他权利。 “证券”亦指证券中的一种。

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“证券法”指1933年证券法及其修订，或任何届时有效的类似联邦法规。

“Term” has the meaning specified in Section 1 hereof.

“期限”在本文第1节中有所指定的含义。

“Trading Day” means (a) a day on which the Common Stock is eligible to be traded on a registered national securities exchange, or (b) if the Common Stock is not eligible to be traded on any registered national securities exchange, a day on which the Common Stock is authorized for quotation on the OTC Bulletin Board (or any similar organization or agency succeeding its functions of reporting prices), or (c) if the Common Stock is not eligible to be traded on a registered national stock exchange or authorized for quotation on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) or (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“交易日”指（a）普通股在注册的国家证券交易所上市交易日，或（b）如果普通股不在任何注册的国家证券交易所上市交易，授权在OTC公告板（或承担其报价功能的类似组织或机构）上报价日，或（c）如果普通股不在注册的国家股票交易所上市交易或未获授权在OTC公告板上报价，则在场外市场上由 OTC Markets Group, Inc.（或承担其报价功能的类似组织或机构）报价日；尽管存在前述约定，如果普通股未如（a）、（b）或（c）所述上市或报价，则交易日指除星期六、星期日和任何纽约州法定假日或银行机构根据法律或其他政府行动被授权或要求关闭的日子。

“Trading Market” means NYSE American, where the Common Stock is listed.

“交易市场”指普通股的交易市场NYSE American。

“Warrants” means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant Certificate, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2 hereof or of any of such other Warrants.

“认股权证”是指根据认购协议发行和出售的认股权证，包括但不限于本认股权证，以及根据本协议第 2  条或任何其他条款的规定替代或交换任何认股权证而发行的类似期限的任何其他认股权证。

“Warrant Price” initially means $1.50 per share, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant Certificate, including Section 3 hereto.

“认股权证价格”指最初行权价每股 1.50 美元，但该价格可能会因本认股权证（包括本认股权证第 3 条）中规定的调整而不时进行调整。

“Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant Certificate, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“认股权证股份数量”是指在任何时候在行使本认股权证证书所规定的所有先前调整和增加后，此时可在行使本认股权证时购买的认股权证股票的股份总数。

“Warrant Stock” means Common Stock issued or issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

“认股权证股票”指在行使任何认股权证时发行或可发行的普通股，或者根据任何认股权证或其他认股权证可发行的普通股。

7. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant Certificate may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holder.

修订和豁免。本权证证书中的任何条款、承诺、协议或条件仅可通过发行人和持有人的书面同意被修改或豁免（无论是一般性的或针对性的，可追溯的或未来的）。

8. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant Certificate shall not be interpreted or construed with any presumption against the party causing this Warrant Certificate to be drafted.

管辖法律。本认股权证证书应受特拉华州法管辖并按其解释，不适用任何会导致适用另一司法管辖区实体法的法律冲突原则。本认股权证不应以任何不利于导致起草本认股权证的一方的推定来解释或诠释。

9. Notices. All notices and other communications given or made pursuant to this Warrant Certificate shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Purchase Agreement, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner.

通知。根据本认股权证证书发出或进行的所有通知和其他通信应为书面形式，并应在实际收到或以下两者中较早者视为有效发出： (i) 亲自交付给被通知方，(ii)  发送时，如果在收件人正常营业时间内通过电子邮件或传真发送，如果未在正常营业时间内发送，则在收件人的下一个营业日发送，(iii) 通过挂号信或开证邮件（要求回执，预付邮资）发送后五（5）天，或 (iv)  寄存在国家认可的隔夜快递公司后一（1）个营业日，预付运费，注明下一个营业日送达，并提供书面收讫证明。所有通信均应按照《认购协议》中为各方指定的地址发送给各方，或按照以上述方式提前 10  天以书面形式通知另一方的方式发送到该方指定的其他地址。

10. Successors and Assigns. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or holder of Warrant Stock.

继承人和受让人。本认股权证证书及其所证明的权利对发行人、本证书持有人及（在本证书规定的范围内）根据本证书发行的认股权证股票持有人的继承人和受让人具有利益和约束力，并可由任何该等持有人或认股权证股票持有人强制执行。

11. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant Certificate, but this Warrant Certificate shall be construed as if such unenforceable provision had never been contained herein.

修改和可分割性。如果在任何法院或依法有权执行本认股权证证书所载任何规定的机构进行的任何诉讼中，本认股权证证书的任何规定被认定为不可执行，则该条款应被视为已进行必要的修改，以使其可由该法院或机构执行。如果任何此类条款按前一句规定不可执行，则该条款的不可执行性不应影响本认股权证的其他条款，但本认股权证应被解释为本认股权证中从未载于此类不可执行的条款。

12. Titles and Subtitles. The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

标题和小标题。本认股权证证书中使用的标题和小标题仅为方便起见而使用，不得用于解释或诠释本认股权证证书。

13. Translation. The Warrant Certificate is written in both English and Chinese. The English version of this Warrant Certificate shall be controlling in all respects and shall prevail in case of any inconsistencies with translated versions, if any.

翻译。此认股权证以中英文书就。英文版本在所有方面均具有约束力，如有任何翻译版本与之不一致，以英文版本为准。

14. Force Majeure. Neither party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

不可抗力。对于因超出其合理控制范围的行为（包括但不限于天灾、恐怖主义行为、供应短缺、故障或失灵、计算机设施中断或失灵，或因停电或信息存储或检索系统机械故障、劳工困难、战争或内乱造成的数据丢失）而导致的任何延误或履约失败，任何一方均不承担责任。

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

本公司已正式签署本认股权证，以资证明。

Dated/日期: _________, 2024	MEGA MATRIX CORP.

By:
		Name:	Yucheng Hu
		Title:	President

EXERCISE FORM
WARRANT
MEGA MATRIX CORP.

认股权证行权表格

MEGA MATRIX CORP.

The undersigned ______________________, pursuant to the provisions of the within Warrant Certificate (the “Warrant”), hereby elects to exercise _______________________warrants to purchase _________________     shares of Common Stock of Mega Matrix Corp. covered by the Warrant.

表格签字人                     ，根据认股权证书中的约定（“认股权证”），特此选择行使认股权证购买认股权证代表的 Mega Matrix Corp. 普通股股份。

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:_____________________

持有人在行权日实益拥有或视为实益拥有的普通股数量：_____________________。

Holder represents and warrants that Holder is acquiring the Warrant Stock pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

持有人声明并保证，持有人根据证券法和任何适用的州证券法的有效登记表格或登记豁免购买认股权证股票。

The Holder shall pay the sum of $ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

持有人应根据认股权证的条款，通过保付或银行正式支票（或通过电汇）向发行人支付 美元。

Dated/日期:	Signature/签署

Print Name/姓名
Address/地址

ASSIGNMENT

转让

FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto ______________________________________________________________________________, __________________ warrants under Warrant Certificate No. _________and all rights evidenced thereby and does irrevocably constitute and appoint _____________________________, attorney, to transfer the said Warrant on the books of the within named corporation.

基于收到的对价，_________ 特此向 ____________________________________________________ 出售、转让 ___________________________ 号认股权证项下的认股权证以及该证书所证明的所有权益，并不可撤销地指派和委任 _____________________________（律师）在上述公司的登记簿上转移上述认股权证。

Dated日期:	Signature/签署

Address/地址

FOR USE BY THE ISSUER ONLY:

仅供发行人使用：

This Warrant Certificate No. _________cancelled (or transferred or exchanged) this _____ day of ___________________, 20____, __________________________ shares of Common Stock issued therefor in the name of _______________________, Warrant No. _________issued for __________________________ shares of Common Stock in the name of __________.

本认股权证证书（编号_______）于20____年____月____日被取消（转让/交换），为此向_______________________名下发行普通股__________股，权证编号_________为________________________名下发行普通股_______________________股。

_____________________________________________________________________________